UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2017

Sterling Real Estate Trust

d/b/a Sterling Multifamily Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1711 Gold Drive S., Suite 100 Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreement of Certain Officers.

(a) Joel S. Thomsen resigned as President and Secretary of Sterling Real Estate Trust (the “Company”) effective September 21, 2017. Mr. Thomsen will continue to serve as the Trust’s Chief Investment Officer. There are no known disagreements between Mr. Thomsen and the Trust. We thank Mr. Thomsen for his continued dedication and service to the Trust.

(b) On September 21, 2017, the Trust (the “Company”) named Ryan M. Downs as President and Secretary effective September 21, 2017.

Ryan M. Downs joined as President of Sterling Management, LLC in July 2017.  Prior to joining Sterling Management, LLC, he was the President of Thomsen Homes, LLC, a residential developer and construction firm in North Dakota.  Prior, he was the Vice President of Business Integration & Finance at Nor-Son, Inc., a multi-faceted construction firm headquartered in Baxter, Minnesota.  Mr. Downs has several years of experience in construction, finance and strategic leadership.  Mr. Downs, age 35, is a Certified Public Accountant licensed in Minnesota, which is currently inactive. Mr. Downs earned an undergraduate degree from the University of North Dakota and an MBA from St. Cloud State University.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Downs and any of the Company’s directors or executive officers.  With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Downs and the Company that would be required to be reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Real Estate Trust

Date: September 27, 2017

	By:	/s/ Kenneth P. Regan
Name: Kenneth P. Regan
Title: Chief Executive Officer